Exhibit 23.1
                                 --------------




                         Consent of Independent Auditors
                        --------------------------------


We consent to the incorporation by reference in this Annual Report Form 10-K of Park Communications, Inc. and subsidiaries of our report dated February 1, 1994, included in the 1993 Annual Report to Shareholders of Park Communications, Inc. and subsidiaries.

Our audits also included the financial statement schedules of Park Communications, Inc. and subsidiaries listed in Item 14 (a). These schedules are the responsibilities of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                       /s/Ernst & Young
Syracuse, New York
February 1, 1994

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60238) pertaining to the Park Communications, Inc. Employee Stock Purchase Plan of our reports dated February 1, 1994, with respect to the consolidated financial statements of Park Communications, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                       /s/Ernst & Young
Syracuse, New York
March 29, 1994